UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 6, 2017

Gramercy Property Trust
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35933	56-2466617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

90 Park Avenue, 32nd Floor New York, New York	10016
(Address of Principal Executive Offices)	(Zip Code)

(212) 297-1000
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

DB1/ 90269899.1

Item 8.01    Other Events
The following information disclosed by Gramercy Property Trust, a Maryland real estate investment trust (the “Company”), and Exhibit 99.1 and Exhibit 99.2 hereto relate to the Registration Statement on Form S-3 (No. 333-208717) of the Company (the “Registration Statement”), and are being filed by the Company with the Securities Exchange Commission for incorporation by reference into the Registration Statement.
On December 16, 2017, the Company announced the acquisition of a 17-property, 10.3 million square foot, Class A warehouse portfolio (the “Portfolio”) for $521 million, and the private placement of $350.0 million in senior unsecured notes (the “Notes”).
The Portfolio consists of 17 bulk warehouses located in key logistics markets throughout the United States. The Company assumed approximately $198 million of secured debt in connection with the acquisition with a weighted average interest rate of 4.1% and a weighted average maturity of 3.9 years. Twelve of the 17 assets comprising the Portfolio are single-tenant properties and five of the assets have two tenants. The Portfolio consists of 15 stabilized assets with a weighted average remaining lease term of 5.2 years, one value-add asset located in Fairfield, California with a short-term in-place lease and one value-add asset located in Southhaven, Mississippi (Memphis MSA) that is 53% leased to a single tenant through August 2021. The 15 stabilized assets total 9.3 million square feet, and are located in Atlanta, Charleston, Cincinnati, Dallas, Indianapolis, Jacksonville, Memphis, and Sacramento. The two value-add properties total approximately 980,900 square feet.
The Notes consist of $150.0 million of notes due December 2022 having a fixed interest rate of 3.89%, $100.0 million of notes due December 2025 having a fixed interest rate of 4.26%, and $100.0 million of notes due December 2026 having a fixed interest rate of 4.32%, resulting in a weighted average maturity of 8.0 years and a weighted average fixed interest rate of 4.12%.
On December 20, 2016, the Company announced in a press release that it reaffirmed its previously issued fiscal year 2016 guidance for its expected Core Funds From Operations (“Core FFO”) and its expected Adjusted Funds From Operations (“AFFO”). As of the date hereof, market and operational trends for the Company’s business have remained consistent with the market and operational trends observed by the Company at December 20, 2016.
The information filed herewith as Exhibit 99.1 and incorporated herein by reference supersedes and replaces in its entirety the information in the Registration Statement under the caption “U.S. Federal Income Tax Considerations” in the base prospectus that forms a part thereof. The information filed herewith as Exhibit 99.2 and incorporated herein by reference supersedes and replaces in its entirety the information in the Registration Statement under the caption “Operating Partnerships and the Partnership Agreements” in the base prospectus that forms a part thereof.
This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01    Financial Statements and Exhibits.

(d)     Exhibits

Exhibit Number	Description
99.1	U.S. Federal Income Tax Considerations
99.2	Operating Partnership and the Partnership Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2017            GRAMERCY PROPERTY TRUST

By:    /s/ Jon W. Clark
Name:    Jon W. Clark
Title:    Chief Financial Officer

DB1/ 90269899.1

EXHIBIT INDEX

Exhibit Number	Description
99.1	U.S. Federal Income Tax Considerations
99.2	Operating Partnership and the Partnership Agreement

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